Exhibit 99.1

May 24, 2010

YRC Worldwide and Teamsters Take Steps to Enhance

the Company’s Market Position and Support Jobs

—    Joint committees formed to address long-term competitiveness and reentry into union pension plans

—    IBT nominates candidate for board of directors

OVERLAND PARK, Kan., May 24, 2010 –YRC Worldwide Inc. (Nasdaq: YRCW) announced today that joint committees representing International Brotherhood of Teamsters leadership and YRC Worldwide management are being formed to address the company’s competitiveness and reentry into union pension plans. In addition, Teresa Ghilarducci has been nominated by the IBT to join the YRC Worldwide board of directors. Ghilarducci’s nomination is in conjunction with the most recent Memorandum of Understanding between the union and the company.

“The self-help recovery that the company and union accomplished together has stabilized the business and put us back on the path to success,” said Bill Zollars, chairman, president and CEO of YRC Worldwide. “As customers continue to increase their business with YRC Worldwide, and the company returns to profitability, these efforts will provide further momentum as we focus on additional improvements to solidify the company’s industry leading position.”

Ghilarducci is a professor of economics and the Bernard L. and Irene Schwartz Professor of Economic Policy Analysis in the Department of Economics at the New School for Social Research, New York. “We look forward to Teresa’s election and participation on the board,” said Zollars.

Upon Ghilarducci’s election, Carl W. Vogt will resign from the board as previously announced.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “will,” “continue” and similar expressions are intended to identify forward-looking statements. It is important to note that the company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (among others) our ability to generate sufficient cash flows and liquidity to fund operations, which raises substantial doubt about our ability to continue as a going concern, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the company’s reports filed with the SEC.

The company’s expectations regarding the timing and degree of market share growth are only its expectations regarding these matters. Actual timing and degree of market share growth could differ based on a number of factors including (among others) the company’s ability to persuade existing customers to increase shipments with the company and to attract new customers, and the factors that affect revenue results (including the risk factors that are from time to time included in the company’s reports filed with the SEC).

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is one of the largest transportation and logistics service providers in the world and the holding company for a portfolio of brands including YRC, YRC Reimer, YRC Glen Moore, YRC Logistics, New Penn, Holland and Reddaway. YRC Worldwide has the largest, most comprehensive network in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Media Contact:	Suzanne Dawson
Linden, Alschuler & Kaplan
212-329-1420
sdawson@lakpr.com

Investor Contact:	Paul Liljegren
YRC Worldwide Inc.
913-696-6108
Paul.Liljegren@yrcw.com

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide